                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT


                                January 24, 2001


Enterprise Products Operating L.P.
2727 North Loop West
Houston, Texas  77008-1038

Enterprise Products Partners L.P.
2727 North Loop West
Houston, Texas  77008-1038

Dear Sirs:

     We (the "Representatives") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), and we understand that Enterprise Products Operating L.P., a Delaware limited partnership (the "Company"), proposes to issue and sell $450,000,000 aggregate principal amount of Senior Notes Due 2011 (the "Notes") with the guarantee (the "Guarantee" and, together with the Notes, the "Securities") endorsed thereon of Enterprise Products Partners L.P., a Delaware limited partnership and the ultimate parent company of the Company (the "Guarantor"). The Securities will be issued pursuant to the provisions of the Indenture dated as of March 15, 2000 (as such Indenture shall be supplemented to the date hereof) (the "Indenture") among the Company, the Guarantor and First Union National Bank, as trustee (the "Trustee").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Notes set forth below opposite their names at a purchase price of 99.287% of the principal amount of Notes plus accrued interest, if any, from January 29, 2001 to the date of payment and delivery:

UNDERWRITERS                                          PRINCIPAL AMOUNT OF NOTES
Goldman, Sachs & Co.                                        $180,000,000
Salomon Smith Barney Inc.                                   $180,000,000
Banc One Capital Markets, Inc.                              $ 22,500,000
First Union Securities, Inc.                                $ 22,500,000
Scotia Capital (USA) Inc.                                   $ 22,500,000
Tokyo-Mitsubishi International plc                          $ 22,500,000
                                                            ------------

Total                                                       $450,000,000

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     The Underwriters will pay for the Notes upon delivery thereof at the location identified below at 9:00 a.m. (Houston time) on January 29, 2001, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Company and the Representatives. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

     The Notes shall have the terms set forth in the Prospectus dated January 14, 2000 and the Prospectus Supplement dated January 24, 2001, including the following:

Representatives and addresses:

          Goldman, Sachs & Co.
          85 Broad Street
          23rd Floor
          New York, New York 10004
          Attention:

          Salomon Smith Barney Inc.
          390 Greenwich Street
          New York, New York  10013
          Attention:

               with a copy of notices pursuant
               to Section 9(c) to:

          Goldman, Sachs & Co.
          85 Broad Street
          23rd Floor
          New York, New York 10004
          Attention:

          Salomon Smith Barney Inc.
          390 Greenwich Street
          New York, New York  10013
          Attention:

Certain Terms of the Notes:

     Title of Notes:                     7.50% Senior Notes Due 2011

     Aggregate Principal
     Amount of Notes:                    $450,000,000

     Maturity Date:                      February 1, 2011

     Interest Rate:                      7.50%

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

     Interest Payment Dates              February 1 and August 1, commencing:
                                         August 1, 2001

     Record Dates:                       January 15; July 15

     Redemption Provisions:              The Notes will be redeemable, at the
                                         option of the Company, at any time in
                                         whole, or from time to time in part, at
                                         a price equal to the greater of (i)
                                         100% of the principal amount of the
                                         Notes to be redeemed or (ii) the sum of
                                         the present values of the remaining
                                         scheduled payments of principal and
                                         interest thereon (exclusive of interest
                                         accrued to the date of redemption)
                                         discounted to the date of redemption on
                                         a semiannual basis (assuming a 360-day
                                         year consisting of twelve 30 day
                                         months) at the applicable Treasury
                                         Yield (as defined in the Indenture)
                                         plus 30 basis points, plus, in either
                                         case, accrued interest to the date of
                                         redemption.

     Repayment Provisions:               There is no sinking fund.

     Transfer Agent and Registrar:       First Union National Bank

     Closing Date and Location:          January 29, 2001
                                         Vinson & Elkins L.L.P.
                                         2300 First City Tower
                                         1001 Fannin Street
                                         Houston, TX  77002-6760

The Notes are to be offered to the public at the Initial Public Offering Price specified below, and to dealers at prices that represent concessions not in excess of the Dealer Concession set forth below, and the Underwriters may allow and such dealers may reallow concessions not in excess of the Reallowance concession set forth below:

Initial Public Offering Price:           99.937% of the principal amount of the
                                         Notes plus accrued interest from
                                         January 29, 2001, if any

Dealer Concession:                       0.40% of the principal amount of the
                                         Notes

Reallowance Concession:                  0.25% of the principal amount of the
                                         Notes

     The parties hereto acknowledge and agree that the Underwriters' Information consists solely of the following information in any Preliminary Prospectus and the

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Prospectus: (i) the concession and reallowance figures in the third paragraph,
(ii) the fourth, fifth and tenth paragraphs, and (iii) the third sentence of the sixth paragraph of "Underwriting" in the Prospectus Supplement.

     All provisions contained in the document entitled Enterprise Products Operating L.P. and Enterprise Products Partners L.P. Underwriting Agreement Standard Provisions (Debt Securities) dated January 24, 2001 (the "Standard Provisions"), are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement as of the date first set forth above in the space set forth below.

                            Very truly yours,


                            FOR THE UNDERWRITERS:

                            GOLDMAN, SACHS & CO.


                            By:    /s/ Goldman, Sachs & Co.
                                   ------------------------
                                     Goldman, Sachs & Co.


                            SALOMON SMITH BARNEY INC.


                            By:    /s/ Andrew Safran
                                   -----------------
                            Name:   Andrew Safran
                            Title:  Managing Director


                            FOR THE COMPANY AND THE GUARANTOR:

                            ENTERPRISE PRODUCTS OPERATING L.P.
                            By:  Enterprise Products GP, LLC,
                                 its general partner


                            By:    /s/ Michael A. Creel
                                   --------------------
                            Name:  Michael A. Creel
                            Title: Senior Vice President and Chief
                                    Financial Officer


                            ENTERPRISE PRODUCTS PARTNERS L.P.
                            By:  Enterprise Products GP, LLC,
                                 its general partner


                            By:    /s/ Michael A. Creel
                                   --------------------
                            Name:   Michael A. Creel
                            Title:  Senior Vice President and Chief
                                     Financial Officer

                       ENTERPRISE PRODUCTS OPERATING L.P.
                       ENTERPRISE PRODUCTS PARTNERS L.P.

                             UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS
                               (DEBT SECURITIES)

                                January 24, 2001

     From time to time, Enterprise Products Operating L.P., a Delaware limited partnership (the "Company"), and Enterprise Products Partners L.P. (the "Guarantor"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions hereof set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein sometimes referred to as this "Agreement". Terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (file number 333-93239), including a prospectus, relating to the debt securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement as amended at the date of the Underwriting Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Underwriting Agreement by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company has filed an abbreviated registration statement to register additional debt securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, "Effective Time" means the date and time the Registration Statement became effective, and if later, the date of filing of the Guarantor's most recent Annual Report on Form 10-K.

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

        1. Representations and Warranties. Each of the Guarantor and the Company represents and warrants to and agree with the several Underwriters on and as of the date of the Underwriting Agreement and the Closing Date:

        (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Guarantor or the Company, threatened by the Commission.

        (b) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (the "Exchange Act Reports"), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to a state a material fact necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading.

        (c) At the Effective Time, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on the Closing Date, the Indenture did or will conform in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and, the Prospectus on the date of the Prospectus and on the Closing Date (together with any supplement thereto), did not and will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance

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

     upon and in conformity with written information furnished to the Guarantor and the Company by or on behalf of any Underwriter specifically for use therein, which is set forth in the Underwriting Agreement (the "Underwriters' Information").

        (d) The Guarantor, the Company and each of their respective subsidiaries listed on Schedule I hereto (the "Subsidiaries") and Enterprise Products GP, LLC have been duly formed and are validly existing and in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or partnerships, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate, limited liability company or partnership power, as the case may be, and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and, in the case of Enterprise Products GP, LLC, to act as general partner of the Guarantor and the Company, except where the failure to so qualify or have such power or authority would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Guarantor and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

        (e) The Guarantor has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; all of the outstanding partnership interests of the Guarantor and the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the partnership interests of the Guarantor and the Company conform in all material respects to the description thereof contained in the Prospectus. All of the outstanding shares of capital stock, partnership interest or membership interest, as the case may be, of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, except that, for each Subsidiary of which the Company and/or the Guarantor own 50% or less of the outstanding capital stock, partnership interest or membership interest, as the case may be, such representation and warranty is limited to the ownership interest set forth on Schedule I hereto. The Company and/or the Guarantor, as the case may be, owns the shares of capital stock, partnership interest or membership interest in each Subsidiary as set forth on Schedule I hereto free and clear of any lien, charge, encumbrance (other than contractual restrictions on transfer), security interest, restriction upon voting or any other claim of any third party.

        (f) The Guarantor has full right, partnership power and authority to execute and deliver this Agreement, the Indenture and the Guarantees and to perform its obligations hereunder and thereunder; the Company has full right, partnership power and authority to execute and deliver this Agreement, the Indenture and the Notes (this Agreement, the Indenture, the Guarantee and the Notes collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder; and all partnership action required to be taken by the Guarantor or the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

        (g) This Agreement has been duly authorized, executed and delivered by each of the Guarantor and the Company and constitutes a valid and legally binding agreement of each of the Guarantor and the Company.

        (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Guarantor and the Company and is a valid and legally binding agreement of each of the Guarantor and the Company enforceable against each of the Guarantor and the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

        (i) Each of the Notes has been duly authorized by the Company, and the Guarantee has been duly authorized by the Guarantor, and when duly executed, authenticated, issued and delivered as provided in the Indenture and, in the case of the Notes, paid for as provided herein, each of the Notes and the Guarantee will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Guarantor and the Company, as the case may be, entitled to the benefits of the Indenture and enforceable against each of the Guarantor and the Company, as the case may be, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

        (j) Each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus.

        (k) The execution, delivery and performance by each of the Guarantor and the Company of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Notes and the issuance of the Guarantee and compliance by each of the Guarantor and the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor, the Company or any of their respective Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Guarantor, the Company or any of their respective Subsidiaries is a party or by which the Guarantor, the Company or any of their respective Subsidiaries is bound or to which any of the property or assets of the Guarantor, the Company or any of their respective Subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Guarantor, the Company or any of their respective Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over any of the Guarantor, the Company or any of their respective Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Guarantor or the Company of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Notes, the issuance of the Guarantee and compliance by the Guarantor or the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Exchange Act, and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

        (l) Deloitte & Touche LLP are independent certified public accountants with respect to the Guarantor, the Company and their respective subsidiaries as required by the Securities Act and the Rules and Regulations. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained or incorporated by reference in the Registration Statement and the Prospectus under the headings "Capitalization", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the Company and its subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information, if any, contained or incorporated by reference in the Registration Statement and the Prospectus has been prepared on a basis consistent with the historical financial statements contained or incorporated by reference in the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Prospectus, gives effect to assumptions made on a reasonable basis and fairly presents the transactions described in the Prospectus. The other historical financial and statistical information and data included or incorporated by reference in the Prospectus are, in all material respects, fairly presented.

        (m) There are no legal or governmental proceedings pending to which the Guarantor, the Company, or any of their respective Subsidiaries is a party or of which any property or assets of the Guarantor, the Company or any of their respective Subsidiaries is the subject that, singly or in the aggregate, if determined adversely to the Guarantor, the Company or any of their respective Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Guarantor or the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (n) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Notes in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Guarantor, the Company or any of their respective Subsidiaries which would prevent or suspend the issuance or sale of the Notes, the issuance of the Guarantee or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Guarantor or the Company, threatened against or affecting the Guarantor, the Company or any of their respective Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Notes or in any manner draw into question the validity or enforceability of any of the Transaction Documents to which it is a party or any action taken or to be taken pursuant thereto; and each of the Guarantor and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Prospectus and the Prospectus.

        (o) There are no contracts or other documents that are required under the Securities Act or the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement and that have not been so described or filed.

        (p) None of the Guarantor, the Company or any of their respective Subsidiaries is (i) in violation of its organizational documents, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of (ii) and (iii) for such defaults or violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (q) Each of the Guarantor, the Company and each of their respective Subsidiaries possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Guarantor, the Company or any of their respective Subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

        (r) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

        (s) Since the date as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Guarantor and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Guarantor, the Company or any of their respective Subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the Guarantor, the Company or any of their respective Subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital or long-term debt of the Guarantor or the Company, or any dividend or distribution of any kind declared, paid or made by the Guarantor or the Company on any class of its partnership interests.

        (t) None of the Guarantor, the Company or any of their respective Subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        (u) Each of the Guarantor, the Company and each of their respective Subsidiaries has insurance covering its respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect each of the Guarantor, the Company and each of their respective Subsidiaries and their respective businesses. None of the Guarantor, the Company or any of their respective Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

        (v) Each of the Guarantor, the Company and each of their respective Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and the none of the Guarantor, the Company or any of their respective Subsidiaries have received any notice of any claim of conflict with, any such rights of others.

        (w) Each of the Guarantor, the Company and each of their respective Subsidiaries has (i) good and defensible title to all its interests in its properties that are material to the operations of the Guarantor, the Company and each of their respective Subsidiaries, considered as a whole, title investigations having been carried out by or on behalf of the Guarantor, the Company or any of their respective Subsidiaries in accordance with customary practice in the natural gas processing and transportation industry in the areas in which they operate and (ii) good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of other real and personal property which are material to the business of the Guarantor, the Company or any of their respective Subsidiaries in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as
     (1) do not materially interfere with the use made and proposed to be made of such property by the Guarantor, the Company or any of their respective Subsidiaries, (2) could not reasonably be expected to have a Material Adverse Effect or (3) are Permitted Liens (as defined in the Indenture).

        (x) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances, including, but not limited to, natural gas liquids, by, due to or caused by the Guarantor, the Company or any of their respective Subsidiaries (or, to the best knowledge of the Guarantor and the Company, any other entity (including any predecessor) for whose acts or omissions the Guarantor, the Company or any of their respective Subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Guarantor, the Company or any of their respective Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability could not reasonably be expected to have, singly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Guarantor or the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

        2.  Purchase of the Notes.

        (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein and in the Underwriting Agreement, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Notes set forth opposite the name of such Underwriter in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

        (b) The Company shall not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein. Each of the Guarantor and the Company acknowledges and agrees that the Underwriters may sell Notes to any affiliate of an Underwriter and that any such affiliate may sell Notes purchased by it to an Underwriter.

        3.  Delivery of and Payment for the Notes.

        (a) Delivery of and payment for the Notes shall be made on the Closing Date at the time and place set forth in the Underwriting Agreement.

        (b) On the Closing Date, payment of the purchase price for the Notes shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date, against delivery to the Underwriters of the certificates evidencing the Notes. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. Upon delivery, the Notes shall be in global form, registered in such names and in such denominations as the Representatives on behalf of the

     Underwriters shall have requested in writing not less than one full business day prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Notes available for inspection by the Representatives on behalf of the Underwriters in New York, New York at least 24 hours prior to the Closing Date.

        4. Further Agreements of the Guarantor and the Company. Each of the Guarantor and the Company agrees with each of the several Underwriters:

        (a) (i) to prepare the 462(b) Registration Statement, if necessary, in a form approved by the Underwriters and to file such 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the Rules and Regulations by 10:00 a.m. New York City time on the business day following the date of determination of the public offering price and, at the time of filing, either to pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Rules and Regulations and (ii) to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time period prescribed by such rule and to provide evidence satisfactory to the Underwriters of such timely filing;

        (b) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering of the Securities;

        (c) prior to filing with the Commission any (i) amendment to the Registration Statement (including any Rule 462(b) Registration Statement) or supplement to the Prospectus, (ii) any document incorporated by reference in the Prospectus or (iii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters, and not to file any such document to which the Representatives shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Company is required by law to make such filing;

        (d) to advise the Underwriters promptly of any amendment or supplement to the Registration Statement or the Prospectus, or of any request by the Commission therefor, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; to advise the Underwriters promptly of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification and, if any such stop order or order or suspension is issued, to obtain the lifting thereof at the earliest possible time;

        (e) to furnish promptly to each of the Underwriters and counsel for the Underwriters a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Underwriters such number of the following documents as the Underwriters may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of the ratio of earnings to fixed charges), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) each document incorporated by reference in the Prospectus (excluding exhibits thereto);

        (f) if the delivery of a prospectus is required at any time in connection with the sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary or advisable at such time to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof, and to promptly prepare and, subject to Section 4(c) hereof, file with the Commission an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

        (g) as soon as practicable to make generally available to the Guarantor's security holders and to deliver to the Underwriters an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Guarantor, Rule 158);

        (h) promptly take from time to time such actions as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may reasonably request; provided that none of the Guarantor, the Company or any of their respective subsidiaries shall be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

        (i) for a period of 30 days from the date of the Prospectus, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Guarantor, the Company or any of their respective subsidiaries (other than the Notes), without the prior written consent of the Representatives on behalf of the Underwriters;

        (j) in connection with the offering of the Securities, until the Representatives on behalf of the Underwriters shall have notified the Guarantor and the Company of the completion of the distribution of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities; and

        (k) to apply the net proceeds from the sale of the Notes as set forth in the Prospectus under the heading "Use of Proceeds".

        5. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, on and as of the date of the Underwriting Agreement and the Closing Date, of the representations and warranties of the Guarantor and the Company contained herein, to the accuracy of the statements of the Guarantor and the Company and the officers of their general partner made in any certificates delivered pursuant hereto, to the performance by each of the Guarantor and the Company of its obligations hereunder, and to each of the following additional terms and conditions:

        (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement, and, if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

        (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriters as promptly as practicable on or following the date of the Underwriting Agreement or at such other date and time as to which the Underwriters may agree.

        (c) None of the Underwriters shall have discovered and disclosed to the Guarantor or the Company on or prior to the Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (d) All partnership proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Prospectus, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Underwriters, and the Guarantor and the Company shall have furnished to the Underwriters all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

        (e) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel to the Guarantor and the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex A hereto.

        (f) Richard H. Bachmann, Esq. shall have furnished to the Underwriters his written opinion, as Chief Legal Officer of the Guarantor and the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex B hereto.

        (g) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Guarantor and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

        (h) The Guarantor and the Company shall have furnished to the Underwriters a letter (the "Initial Letter") of Deloitte & Touche LLP, addressed to the Underwriters and dated the date of the Underwriting Agreement, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Annex C hereto.

        (i) The Guarantor and the Company shall have furnished to the Underwriters a letter (the "Bring-Down Letter") of Deloitte & Touche LLP, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent accountants with respect to the Guarantor, the Company and their respective subsidiaries as required by the Securities Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

        (j) Each of the Guarantor and the Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of the chief executive officer and the chief financial officer of their general partner stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as of the Effective Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, including the documents incorporated therein by reference, as of the date of the Prospectus and as of the Closing Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) as of the Closing Date, the representations and warranties of each of the Guarantor and the Company in this Agreement are true and correct in all material respects, each of the Guarantor and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Guarantor, the Company or any of their respective Subsidiaries, or any change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations or business of the Guarantor and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, except as set forth in the Prospectus.

        (k) The Indenture and any applicable supplement thereto, shall have been duly executed and delivered by each of the Guarantor, the Company and the Trustee, and the Notes (including the Guarantee endorsed thereon) shall have been duly executed and delivered by each of the Guarantor and the Company and duly authenticated by the Trustee.

        (l) If any event shall have occurred on or prior to the Closing Date that requires either the Guarantor or the Company under Section 4(f) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 4(c) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Closing Date.

        (m) Subsequent to the execution and delivery of the Underwriting Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the partnership interests or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Guarantor and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representatives on behalf of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus (exclusive of any supplement thereto).

        (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

        (o) Subsequent to the execution and delivery of the Underwriting Agreement (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Guarantor's or the Company's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of the Guarantor's or the Company's other debt securities or preferred stock.

        (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Guarantor or the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the

     United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Representatives on behalf of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale or the delivery of the Notes on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any supplement thereto).

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        6. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion, by notice given to and received by the Guarantor or the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 5(m), (n), (o) or (p) shall have occurred and be continuing.

        7.  Defaulting Underwriters.

        (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters may make arrangements for the purchase of the Notes which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Guarantor or the Company and the non-defaulting Underwriters, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, the Guarantor or the Company, except that each of the Guarantor and the Company will continue to be liable for the payment of expenses to the extent set forth in Section 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriters" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in the Underwriting Agreement that, pursuant to this
     Section 7, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

        (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Guarantor, the Company or any non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters, the Guarantor or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Guarantor or the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and each of the Guarantor and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

        8. Reimbursement of Underwriters' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Guarantor or the Company shall fail to tender the Notes for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, the Guarantor and the Company shall reimburse the Underwriters for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriters in connection with this Agreement and the proposed public offering and sale of the Notes, and upon demand the Guarantor and the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Underwriters, neither the Guarantor nor the Company shall be obligated to reimburse any defaulting Underwriter on account of such expenses.

        9.  Indemnification.

        (a) Each of the Guarantor and the Company, jointly and severally, shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Underwriter), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Underwriter may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and shall reimburse each Underwriter promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Underwriters' Information; and provided, further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus (excluding the documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (B) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Guarantor or the Company with Section 4(e).

        (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Guarantor, the Company, their general partner, the respective officers of such general partner who signed the Registration Statement, directors, and each person, if any, who controls the Guarantor or the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters' Information provided by such Underwriter, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
     Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless
     (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          The obligations of the Guarantor, the Company and the Underwriters in this Section 9 and in Section 10 are in addition to any other liability that the Guarantor, the Company or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

        10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Underwriters' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Notes purchased by it under this Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10 are several in proportion to their respective underwriting commitments and not joint.

        11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Guarantor, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Guarantor, the Company and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        12. Expenses. Each of the Guarantor and the Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing the Indenture, this Agreement and any underwriting and selling group documents; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Notes; (f) the fees and expenses of the Guarantor's and the Company's counsel and independent accountants; (g) the fees and expenses of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Underwriters); (h) any fees charged by rating agencies for rating the Securities; (i) all fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (j) the costs incident to the marketing of the Securities to investors, including, without limitation, all costs of the Company, the Guarantor and the Underwriters related to any "roadshow" presentations; and (k) all other costs and expenses incident to the performance of the obligations of the Guarantor and the Company under this Agreement; provided that, except as provided in this Section 12 and
Section 8, the Underwriters shall pay their own costs and expenses.

        13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Guarantor, the Company and the Underwriters contained in this Agreement or made by or on behalf of the Guarantor, the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

        14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to the Representatives at the addresses set forth in the Underwriting Agreement; or

        (b) if to the Guarantor or the Company, shall be delivered or sent by mail or telecopy transmission to Enterprise Products Partners L.P., 2727 North Loop West, Suite 700, Houston, Texas 77008-1038, Attention: Chief Legal Officer (telecopier no.: 713-880-6570).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. Each of the Guarantor and the Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

        15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 of the Rules and Regulations.

        16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        17. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

        19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                   SCHEDULE I

                Subsidiaries of the Company and/or the Guarantor

SUBSIDIARY                                        OWNERSHIP INTEREST PERCENTAGE
----------                                        -----------------------------
Enterprise Products Operating L.P.                             98.9899
Entell NGL Services, LLC                                      100.00
Sorrento Pipeline Company, LLC                                100.00
Sabine Propylene Pipeline  L.P.                               100.00
Propylene Pipeline Partnership, L.P.                          100.00
Enterprise Lou-Tex Propylene Pipeline L.P.                    100.00
Enterprise Lou-Tex NGL Pipeline L.P.                          100.00
HSC Pipeline Partnership, L.P.                                100.00
Cajun Pipeline Company, LLC                                   100.00
Chunchula Pipeline Company, LLC                               100.00
Enterprise Gas Processing, LLC                                100.00
Enterprise Products Texas Operating L.P.                      100.00
Enterprise NGL Private Lines & Storage, LLC                   100.00
Enterprise NGL Pipelines, LLC                                 100.00
Enterprise Norco LLC                                          100.00
Enterprise Fractionation LLC                                  100.00
EPIK Gas Liquids LLC                                           50.00
EPIK Terminalling L.P.                                         50.00
Baton Rouge Fractionators LLC                                  32.25
Baton Rouge Propylene Concentrator, LLC                        30.00
Belvieu Environmental Fuels                                    33.30

                                                                         ANNEX A

     [Form of Opinion of Outside Counsel for the Guarantor and the Company]

          Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel to the Guarantor and the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:

                (i) The Registration Statement was declared effective under the Securities Act and the Indenture was qualified under the Trust Indenture Act as of the date and time specified in such opinion; [the Rule 462(b) Registration Statement was filed with the Commission pursuant to Rule 462(b) of the Rules and Regulations on the date and at the time specified in such opinion;] the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission.

                (ii) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus made by the Guarantor and the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                (iii) The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

                (iv) The statements in the Prospectus under the heading "Federal Income Tax Considerations -- Partnership Status," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

                (v) Each of the Guarantor and the Company has full right, partnership power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all partnership action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

                (vi) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Guarantor and the Company and constitutes a valid and legally binding agreement of each of the Guarantor and the Company enforceable against each of the Guarantor and the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions thereof may be unenforceable.

                (vii) The Indenture has been duly authorized, executed and delivered by each of the Guarantor and the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of each of the Guarantor and the Company enforceable against each of the Guarantor and the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                (viii) The Notes have been duly authorized and issued by the Company and the Guarantee has been duly authorized and issued by the Guarantor and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Guarantor and the Company entitled to the benefits of the Indenture and enforceable against each of the Guarantor and the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                (ix) Each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus.

                (x) None of the Guarantor, the Company or any of their respective Subsidiaries is (A) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act arising out of the number of holders of the Guarantor's or the Company's securities or (B) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended; and

          Such counsel shall also state that they have participated in conferences with representatives of the Guarantor and the Company and with representatives of their independent accountants and counsel at which conferences the contents of the Registration Statement and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement (or any post-effective amendment thereto), including any Exchange Act Reports incorporated by reference therein, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, including any Exchange Act Reports incorporated by reference therein, as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no belief).

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Guarantor and the Company and public officials which are furnished to the Underwriters.

                                                                         ANNEX B

   [Form of Opinion of Chief Legal Officer of the Guarantor and the Company]

          Richard H. Bachmann, Esq., Chief Legal Officer of the Guarantor and the Company, shall have furnished to the Underwriters his written opinion, as counsel to the Guarantor and the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:

                (i) Each of the Guarantor, the Company and Enterprise Products GP, LLC has been duly formed and is validly existing and in good standing under the laws of Delaware, is duly qualified to do business and is in good standing as a foreign partnership or foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all partnership or limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and, in the case of Enterprise Products GP, LLC, to act as general partner of the Guarantor and the Company (except where the failure to so qualify or have such power or authority would not, singly or in the aggregate, have a Material Adverse Effect).

                (ii) All of the outstanding shares of capital stock, partnership interest or membership interest, as the case may be, of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, except that, for each Subsidiary of which the Company and/or the Guarantor own 50% or less of the outstanding capital stock, partnership interest or membership interest, as the case may be, this opinion is limited to the ownership interest set forth on Schedule I of the Underwriting Agreement. The Company and/or the Guarantor, as the case may be, owns the shares of capital stock, partnership interest or membership interest in each Subsidiary as set forth on Schedule I hereto free and clear of any lien, charge, encumbrance (other than contractual restrictions on transfer), security interest, restriction upon voting or any other claim of any third party.

                (iii) The descriptions in the Prospectus of statutes, legal and governmental proceedings and contracts and other documents (other than the Transaction Documents) are accurate in all material respects; and, to the best of such counsel's knowledge, (A) there are no current or pending legal or governmental actions, suits or proceedings which are required to be described in the Prospectus by the Securities Act or the Rules and Regulations and which have not been so described and (B) there are no contracts and other documents which are required under the Securities Act or the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement and which have not been so described or filed.

                (iv) The execution, delivery and performance by each of the Guarantor and the Company of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Notes and compliance by each of the Guarantor and the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either the Guarantor or the Company or any of their respective Subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which either of the Guarantor or the Company or any of their respective Subsidiaries is a party or by which any of the Guarantor, the Company or any of their respective Subsidiaries is bound or to which any of the property or assets of the Guarantor, the Company or any of their respective Subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Guarantor, the Company or any of their respective Subsidiaries or any statute or, to the best knowledge of such counsel, any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Guarantor, the Company or any of their respective Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by either the Guarantor or the Company of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Notes and compliance by each of the Guarantor and the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.

                (v) To the best knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Guarantor, the Company or any of their respective Subsidiaries is a party or of which any property or assets of Guarantor, the Company or any of their respective Subsidiaries is the subject which (A) singly or in the aggregate, if determined adversely to the Guarantor, the Company or any of their respective Subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of any of the Transaction Documents to which it is a party or any action taken or to be taken pursuant thereto; and to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                                                                         ANNEX C

                        [Form of Initial Comfort Letter]

          The Guarantor and the Company shall have furnished to the Underwriters a letter of Deloitte & Touche LLP, addressed to the Underwriters and dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of the Underwriting Agreement, shall be on or prior to the date of the Underwriting Agreement or, if the Effective Time is subsequent to the execution and delivery of the Underwriting Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Underwriters, substantially to the effect set forth below:

                (i) they are independent certified public accountants with respect to the Guarantor and the Company as required by the Securities Act and the Rules and Regulation and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission;

                (ii) in their opinion, the audited financial statements and pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the accounting requirements of the Securities Act, the Exchange Act and the related published rules and regulations of the Commission thereunder (except that certain supporting schedules are omitted);

                (iii) based upon a reading of the latest unaudited financial statements made available by the Guarantor and the Company, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Guarantor and the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Underwriters and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements or (B) any material modifications should be made to the unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Prospectus;

                (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Guarantor and the

          Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that
          (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the ________________, ___ unaudited balance sheet included in the Registration Statement and the Prospectus or (B) for the period from _________________, ____ to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income, except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by either the Guarantor or the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters;

                (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Guarantor and the Company) set forth or incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Guarantor and the Company, excluding any questions of legal interpretation; and

                (vi) on the basis of a reading of the unaudited pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus, carrying out certain specified procedures, reading of minutes and inquiries of certain officials of the Guarantor and the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

                                       2